                                                               Exhibit 10.15

                                  CONFIDENTIAL TREATMENT HAS BEEN SOUGHT FOR
                             PORTIONS OF THIS EXHIBIT PURSUANT TO RULE 24B-2
                       UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED


                                                              EXECUTION COPY


             SUBSCRIPTION, JOINT DEVELOPMENT AND OPERATING AGREEMENT


                        ELAN PHARMA INTERNATIONAL LIMITED


                        ELAN INTERNATIONAL SERVICES, LTD.


                                       AND


                           PHOTOGEN TECHNOLOGIES, INC.


                                       AND


                               PHOTOGEN NEWCO LTD.

                                      INDEX
                                      -----

CLAUSE 1    DEFINITIONS

CLAUSE 2    BUSINESS

CLAUSE 3    REPRESENTATIONS AND WARRANTIES

CLAUSE 4    AUTHORIZATION AND CLOSING

CLAUSE 5    DIRECTORS; MANAGEMENT AND R&D COMMITTEES

CLAUSE 6    THE BUSINESS PLAN AND REVIEWS

CLAUSE 7    RESEARCH AND DEVELOPMENT

CLAUSE 8    COMMERCIALIZATION

CLAUSE 9    SUBLICENSE AND ASSIGNMENT RIGHTS

CLAUSE 10   OWNERSHIP OF INTELLECTUAL PROPERTY RIGHTS/[****]

CLAUSE 11   INTELLECTUAL PROPERTY RIGHTS

CLAUSE 12   CROSS LICENSING/EXPLOITATION OF PRODUCTS OUTSIDE FIELD

CLAUSE 13   REGULATORY

CLAUSE 14   MANUFACTURING

CLAUSE 15   TECHNICAL SERVICES AND ASSISTANCE

----------------

[****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

CLAUSE 16   AUDITORS, BANKERS, REGISTERED OFFICE,
            ACCOUNTING REFERENCE DATE; SECRETARY; COUNSEL

CLAUSE 17   TRANSFER OF SHARES; RIGHTS OF FIRST OFFER; TAG ALONG RIGHTS

CLAUSE 18   MATTERS REQUIRING PARTICIPANTS' APPROVAL

CLAUSE 19   DISPUTES

CLAUSE 20   TERMINATION

CLAUSE 21   SHARE RIGHTS

CLAUSE 22   CONFIDENTIALITY

CLAUSE 23   COSTS

CLAUSE 24   GENERAL

THIS SUBSCRIPTION, JOINT DEVELOPMENT AND OPERATING AGREEMENT made this 20th day of October, 1999

BETWEEN:

(1) ELAN PHARMA INTERNATIONAL LIMITED, a public limited company incorporated under the laws of Ireland, and having its registered office at WIL House, Shannon Business Park, Shannon, County Clare, Ireland ("EPIL");

(2) ELAN INTERNATIONAL SERVICES, LTD., an exempted limited liability company incorporated under the laws of Bermuda, and having its registered office at Clarendon House, 2 Church St., Hamilton, Bermuda ("EIS");

(3) PHOTOGEN TECHNOLOGIES, INC. a corporation duly incorporated and validly existing under the laws of Nevada and having its principal place of business at 7327 Oak Ridge, Knoxville, TN. 37931, United States of America ("Photogen"); and

(4) PHOTOGEN NEWCO LTD. an exempted limited liability company incorporated under the laws of Bermuda, and having its registered office at Clarendon House, 2 Church St., Hamilton, Bermuda ("NEWCO").

RECITALS:

A. Newco desires to issue and sell to Photogen and Photogen desires to purchase from Newco, for aggregate consideration of $12,015,000, 12,000 ordinary shares of Newco's common stock, par value $1.00 per share (the "COMMON STOCK"). Additionally, Newco desires to issue and sell to EIS and EIS desires to purchase from Newco, for aggregate consideration of $2,985,000, 2,980 shares of Newco's non-voting convertible preferred stock, par value $1.00 per share (the "PREFERRED STOCK").

B. As of the date hereof, EPIL has entered into a license agreement with Newco, and Photogen has entered into a license agreement with Newco, in connection with the license to Newco of the Elan Intellectual Property and the Photogen Intellectual Property, respectively (each as defined below).

C. Elan and Photogen have agreed to co-operate in the research, development and commercialization of the Products (as defined below) based on their respective technologies.

D. Elan and Photogen have agreed to enter into this Agreement for the purpose of recording the terms and conditions regulating their relationship with each other, with respect to the Licensed Technologies and with Newco.

NOW IT IS HEREBY AGREED AS FOLLOWS:

                                    CLAUSE 1

                                   DEFINITIONS

1.1 In this Agreement, the following terms shall, where not inconsistent with the context, have the following meanings respectively.

         "AFFILIATE" shall mean any corporation or entity controlling, controlled or under the common control of Elan or Photogen, as the case may be. For the purpose of this definition, "control" shall mean direct or indirect ownership of fifty percent (50%) or more of the stock or shares entitled to vote for the election of directors. Newco is not an Affiliate of Elan or EIS.

         "AGREEMENT" shall mean this agreement (which expression shall be deemed to include the Recitals and the Schedules hereto).

         "ALLIANCE" shall mean Alliance Pharmaceutical Corp., whose principal place of business is at 3040 Science Park Road, San Diego, California.

         "ALLIANCE AGREEMENT" shall mean the Agreement dated 9 August 1999, between Alliance, Photogen and Dr. Gerald Wolf ("DR WOLF"), which agreement, inter alia, assigned the Method Patents from Alliance and Dr. Wolf to Photogen.

         "BOARD" shall mean the board of directors of Newco.

         "BUSINESS" shall mean the business specified in the Business Plan.

         "BUSINESS PLAN" shall mean the business plan and program of development to be agreed by Elan and Photogen pursuant to Clause 6, that shall contain, among other things, to the extent practicable, the research and development objectives, desired Product specifications, clinical indications, preliminary clinical trial designs (Phase I/II), development timelines, budgeted costs and the relative responsibilities of Photogen and Elan as it relates to the implementation of the

         R&D Plan.

         "CERTIFICATE OF DESIGNATIONS" shall mean that certain certificate of designations, preferences and rights of Series A Preferred Stock of Photogen issued on the date hereof.

         "CLOSING DATE" shall mean the date upon which the Transaction Documents are executed and delivered by the Parties and the transactions effected thereby are closed.

         "COMMON STOCK EQUIVALENTS" shall mean any options, warrants, rights or any other securities convertible, exercisable or exchangeable, in whole or in part, for or into Common Stock.

         "COMPOUNDS" shall mean the diagnostic imaging agents compounds [****].

         "CONTROL" shall mean the ability to grant a license or sublicense as contemplated herein without violating the terms of any agreement with any third party.

         "DIRECTORS" shall mean, at any time, the directors of Newco.

         "EIS DIRECTOR" has the meaning set forth in Clause 5.

         "ELAN" shall mean EPIL (a wholly owned subsidiary of Elan Corporation, plc., which owns the Nanocrystal-TM- technology formerly controlled by NanoSystems LLC, formerly a subsidiary of the Eastman Kodak Company) and Affiliates and subsidiaries of Elan Corporation, plc. within the division of Elan Corporation, plc. carrying on business as Elan Pharmaceutical Technologies ("EPT") but shall not include Affiliates and subsidiaries (present or future) of Elan Corporation plc. within the division of Elan Corporation, Plc carrying on business as Elan Pharmaceuticals which incorporates, inter alia, Targon Corporation, Athena Neurosciences, Inc., Elan Pharmaceuticals, Inc., Elan Diagnostics, Carnrick Laboratories, and Elan Europe Limited.

----------------

[****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

         "ELAN IMPROVEMENTS" shall mean improvements relating to the Elan Patents and/or the Elan Know-How , developed (i) by Elan not pursuant to the Project, (ii) by Elan pursuant to the Project except for that portion of improvements relating solely and specifically to Product(s)
         (iii) by Newco or Photogen or by a third party (under contract with Newco) pursuant to the Project except for that portion of improvements relating solely and specifically to Product(s), and/or (iv) jointly by any combination of Elan, Photogen or Newco pursuant to the Project except for that portion of improvements relating solely and specifically to Product(s), except as limited by agreements with unaffiliated third parties.

         Subject to third party agreements with unaffiliated third parties, Elan Improvements shall constitute part of Elan Intellectual Property and be included in the license of the Elan Intellectual Property pursuant to Clause 3.1 solely for the purposes set forth therein. If the inclusion of a Elan Improvement in the license of Elan Intellectual Property is restricted or limited by a third party agreement, Elan shall use reasonable commercial efforts to minimize any such restriction or limitation.

         "ELAN INTELLECTUAL PROPERTY" shall mean the Elan Know-How, the Elan Patents and the Elan Improvements.

         For the avoidance of doubt, Elan Intellectual Property shall exclude
         (i) Elan's patent rights and know-how relating to drug delivery devices including parenteral administration of a diagnostic imaging agent via a drug delivery device such as Medipad and (ii) inventions, patents and know-how owned, licensed or Controlled by Axogen Limited and Neuralab Limited, and by all Affiliates and subsidiaries (present or future) of Elan Corporation, plc. within the division of Elan Corporation, plc. carrying on business as Elan Pharmaceuticals which incorporates, inter alia, Targon Corporation, Athena Neurosciences, Inc., Elan Pharmaceuticals, Inc., Elan Diagnostics, Carnrick Laboratories, and Elan Europe Limited.

         "ELAN KNOW-HOW" shall mean any and all rights owned, or Controlled by Elan to any Know-How relating to nanoparticulate medical diagnostic imaging agents including, without limitation, [****]

         The primary examples of the Elan Know-How existing as of the date hereof are set forth on Schedule 1 of the Elan License Agreement, which listing is not necessarily exhaustive.
----------------

[****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

         "ELAN LICENSE AGREEMENT" shall mean the license agreement between Elan and

         Newco, of even date herewith, attached hereto in Schedule 1.

         "ELAN PATENTS" shall mean any and all Patent Rights owned or Controlled by Elan, now existing, currently pending or hereafter filed by Elan relating to nanoparticulate medical diagnostic imaging agents including, without limitation, [****]. Representative Elan Patents existing as of the date hereof are set forth in Schedule 1 of the Elan License Agreement.

         "ENCUMBRANCE" shall mean any liens, charges, encumbrances, equities, claims, options, proxies, pledges, security interests, or other similar rights of any nature.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "EXCHANGE RIGHT" has the meaning assigned to such term in Section 5.a of the Certificate of Designations in effect on the date hereof.

         "FIELD" shall mean the research, development, manufacture and commercialization of nanoparticulate x-ray, CT, and/or MRI diagnostic imaging agents using radio-opaque molecules containing Iodine that passively target to lymphnodes involved in a disease state following parenteral administration to a mammal to locate, diagnose and/or treat cancer and/or other diseases.

         For the avoidance of doubt, the Field does not include:

         (1) active targeting agents, including but not limited to monoclonal antibodies, short-chain antibodies or any other active targeting agents including protein, peptide or peptidomimetic targeting agents; or

         (2)      ultrasound diagnostic imaging agents.

         "FINANCIAL YEAR" shall mean each year commencing on January 1 (or in the case of the first Financial Year, the date hereof) and expiring on December 31 of each year.

         "FULLY DILUTED COMMON STOCK" shall mean all of the issued and outstanding Common Stock, assuming the conversion, exercise or exchange of all outstanding Common Stock Equivalents.

----------------

[****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2

         UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

         "FUNDING AGREEMENT" shall mean the Funding Agreement, dated as of the date hereof, among EIS, Elan and Photogen.

         "GENERAL NYCOMED AGREEMENT" shall mean the License Agreement between The General Hospital Corporation (acting, inter alia, as agent for Nycomed) and Photogen which agreement sublicenses or licenses, as applicable, inter alia, certain rights with respect to the Compounds [****] and [****] to Photogen.

         "GENERAL NYCOMED PATENTS" shall mean the patents included in the GenNyc Intellectual Property.

         "GENNYC INTELLECTUAL PROPERTY" shall mean all the rights to and under the General Patent Rights, the Joint Patent Rights and the [****] Patent Rights (as those terms are defined in the General Nycomed Agreement) which are licensed or sublicensed as applicable to Photogen pursuant to the General Nycomed Agreement.

         The primary examples of GenNyc Intellectual Property existing as of the date hereof are set forth on Schedule 2 of the Photogen License Agreement, which listing is not necessarily exhaustive.

         "KNOW-HOW" shall mean information and know-how, whether patentable or not, including but not limited to any and all discoveries, inventions, substances, data, techniques, processes, systems, formulations, designs and commercial information relating to design, development, manufacture, assembly, use or sale.

         "LICENSE AGREEMENTS" shall mean the Elan License Agreement and the Photogen License Agreement.

         "LICENSED TECHNOLOGIES" shall mean the Elan Intellectual Property, the Photogen Intellectual Property and the GenNyc Intellectual Property.

         "METHOD PATENTS" shall mean the patent family that contains the [****] Patent, the [****] Patent, [****] and others as described in Exhibit B of the Alliance Agreement.

----------------

[****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

         "NEWCO INTELLECTUAL PROPERTY" shall mean all Patent Rights and Know-How and other intellectual property arising pursuant to the Project by any person, that does not constitute Elan Intellectual Property or Photogen Intellectual Property and any technology licensed or acquired by Newco from a third party.

         For avoidance of doubt, Newco Intellectual Property includes all improvements developed pursuant to the Project and relating solely and specifically to Product(s).

         "NEWCO MEMORANDUM OF ASSOCIATION AND BYE-LAWS" shall mean the Memorandum of Association and Bye-Laws of Newco.

         "NEWCO PATENTS" shall mean any and all Patent Rights now existing, currently pending or hereafter filed or obtained relating to the Newco.

         "NOTE" shall mean that certain convertible promissory note, of even date herewith, by and between Photogen and EIS.

         "NYCOMED" shall mean Nycomed Imaging AS doing business as Nycomed Amersham, whose principal place of business is at 101 Carnegie Center, Princeton, NJ 08540, USA.

         "PARTICIPANT" shall mean Photogen or Elan, as the case may be, and "PARTICIPANTS" shall mean both of the Participants together as the context requires;

         "PARTY" shall mean Elan, Photogen, or Newco, as the case may be, and "PARTIES" shall mean all three together.

         "PATENT RIGHTS" shall mean any and all patents and patent applications, including all divisionals, continuations, continuations-in-part, extensions, patents-of-additions, re-examinations, re-issues, supplementary protection certificates and foreign counterparts of such patents and patent applications and any patents issuing thereon and extensions thereon.

         "PERMITTED TRANSFEREE" shall mean any Affiliate or subsidiary of Elan, EIS or Photogen, to whom this Agreement may be assigned, in whole or in part, pursuant to the terms hereof or in the case of Elan/EIS, a special purpose financing or similar vehicle created by Elan or EIS.

         "PERSON" shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental entity or authority or other entity of whatever nature.

         "PHOTOGEN" shall mean Photogen and its Affiliates, excluding Newco.

         "PHOTOGEN DIRECTORS" has the meaning set forth in Clause 5.

         "PHOTOGEN IMPROVEMENTS" shall mean improvements relating to the Photogen Patents and/or the Photogen Know-How, developed (i) by Photogen not pursuant to the Project, (ii) by Photogen pursuant to the Project except for that portion of improvements relating solely and specifically to Product(s) (iii) by Newco or Elan or by a third party (under contract with Newco) pursuant to the Project except for that portion of improvements relating solely and specifically to Product(s), and/or (iv) jointly by any combination of Photogen, Elan or Newco pursuant to the Project except for that portion of improvements relating solely and specifically to Product(s), except as limited by agreements with unaffiliated third parties.

         Subject to third party agreements with unaffiliated third parties, Photogen Improvements shall constitute part of Photogen Intellectual Property and be included in the license of the Photogen Intellectual Property pursuant to Clause 4.1 solely for the purposes set forth therein. If the inclusion of a Photogen Improvement in the license of Photogen Intellectual Property is restricted or limited by a third party agreement, Photogen shall use reasonable commercial efforts to minimize any such restriction or limitation.

         "PHOTOGEN INTELLECTUAL PROPERTY" shall mean the Photogen Know-How, the Photogen Patents and the Photogen Improvements.

         "PHOTOGEN KNOW-HOW" shall mean any and all rights owned, licensed or Controlled by Photogen to Know-How, relating to medical diagnostic imaging agents, methods of treatment using medical diagnostic imaging agents and related compositions.

         The primary examples of the Photogen Know-How existing as of the date hereof are set forth on Schedule 1 of the Photogen License Agreement, which listing is not necessarily exhaustive, and includes Know-How owned, licensed or Controlled by Photogen related to the Method Patents.

         "PHOTOGEN LICENSE AGREEMENT" shall mean the license agreement between Photogen and Newco, of even date herewith, attached hereto in Schedule 2.

         "PHOTOGEN PATENTS" shall mean any and all Patent Rights owned or Controlled by Photogen other than Patent Rights included in the GenNyc Intellectual Property, now existing, currently pending or hereafter filed by Photogen relating to nanoparticulate medical diagnostic imaging agents including medical diagnostic imaging agents, methods of treatment using medical diagnostic imaging agents and related compositions.

         The primary examples of Photogen Patents existing as of the date hereof are set forth on Schedule 1 of the Photogen License Agreement, which listing is not necessarily exhaustive, and includes the Method Patents.

         "PHOTOGEN SECURITIES PURCHASE AGREEMENT" shall mean that certain securities purchase agreement, of even date herewith, by and between Photogen and EIS.

         "PRODUCT" shall mean a formulation containing one or more x-ray, CT, and/or MRI Compounds in nanoparticulate form developed by or on behalf of Newco pursuant to the Project.

         "PROJECT" shall mean all activities as undertaken by Elan, Photogen and Newco in order to develop the Products.

         "R&D PLAN" shall mean the program of work, including the budget, agreed by the Management Committee as part of the Business Plan and such further research and development work as may be agreed by the Management Committee from time to time.

         "R&D PROGRAM" shall mean any research and development program commenced by Newco pursuant to the Project.

         "R&D TERM" shall mean the period commencing on the Closing Date and continuing for a period of [****] thereafter, or as extended by agreement of the Participants.

         "REGISTRATION RIGHTS AGREEMENTS" shall mean the Registration Rights Agreements of even date herewith relating to Newco and Photogen, respectively.

         "REGULATORY APPLICATION" shall mean any regulatory application or any other application for marketing approval for a Product, which Newco will file in any country of the Territory, including any supplements or amendments thereto.

         "REGULATORY APPROVAL" shall mean the final approval to market a Product in any country of the Territory, and any other approval which is required to launch the Product in the normal course of business.

----------------

[****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2

         UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

         "RHA" shall mean any relevant government health authority (or successor agency thereof) in any country of the Territory whose approval is necessary to market a Product in the relevant country of the Territory.

         [****]

         [****]

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "SHARES" shall mean the shares of Common Stock and shares of Preferred Stock of Newco.

         "STOCKHOLDER" shall mean any of EIS, Photogen, any Permitted Transferee or any other Person who subsequently becomes bound by this Agreement as a holder of the Shares, and "STOCKHOLDERS" shall mean all of the Stockholders together.

         "SUBSIDIARY" shall mean any company that is a subsidiary of Newco within the meaning of applicable laws.

         "TECHNOLOGICAL COMPETITOR OF ELAN" shall mean a company, corporation or person listed in Schedule 3 and successors thereof or any additional broad-based technological competitor of Elan added to such Schedule from time to time upon mutual agreement of the Parties.

         "TERM" shall mean the term of this Agreement.

         "TERRITORY" shall mean all of the countries of the world.

         "TRANSACTION DOCUMENTS" shall mean this Agreement, the Funding Agreement, Elan License Agreement, the Photogen License Agreement, the Note, the Warrant, the Photogen Securities Purchase Agreement, the Registration Rights Agreements, the Certificate of Designations and associated documentation of even date herewith, by and between Photogen, Elan, EIS and Newco, as applicable.

         "UNITED STATES DOLLAR" and "US$" and "$" shall mean the lawful currency of the United States of America.

         [****]

----------------

[****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[****]

1.2 In addition, the following definitions have the meanings in the Clauses corresponding thereto, as set forth below.

         DEFINITION                                       CLAUSE
         "AAA"                                            20.6
         "Buyout Option"                                  20.4
         "Closing"                                         4.3
         "Common Stock"                                  Recital A
         "Confidential Information"                       22.1
         "Co-sale Notice"                                 17.5
         "Junior Securities"                              21.1
         "Management Committee"                          5.2.1
         "Notice of Exercise"                             17.4
         "Notice of Intention"                            17.4
         "Offered Shares"                                 17.4
         "Offer Price"                                    17.4
         "Preferred Stock"                               Recital A
         "Proposing Participant"                          20.4
         "Proposing Participant Price:                    20.6
         "Purchase Price"                                 20.6
         "R&D Committee"                                 5.2.2
         "Recipient Participant"                          20.4
         "Recipient Participant Price"                    20.6
         "Remaining Stockholders"                         17.5
         "Relevant Event"                                 20.2
         "Selling Stockholder"                            17.4
         "Tag-Along Right"                                17.5
         "Transaction Proposal"                           17.4
         "Transfer"                                       17.1
         "Transferee Terms"                               17.5
         "Transferring Stockholder"                       17.5

1.3      Words importing the singular shall include the plural and vice versa.

1.4 Unless the context otherwise requires, reference to a recital, article, paragraph, provision, clause or schedule is to a recital, article, paragraph, provision, clause or schedule of or to this Agreement.

1.5 Reference to a statute or statutory provision includes a reference to it as from time to time amended, extended or re-enacted.

1.6 The headings in this Agreement are inserted for convenience only and do not affect its construction.

1.7 Unless the context or subject otherwise requires, references to words in one gender include references to the other genders.

----------------

[****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.8 Capitalized terms used but not defined herein shall have the meanings ascribed in the Transaction Documents, if defined therein.

                                    CLAUSE 2

                                    BUSINESS

2.1 This Agreement shall regulate the business of the development, testing, registration, manufacture, commercialization and licensing of Products in the Territory and to achieve the other objectives set out in this Agreement. The focus of the Business will be to develop the Products using the Elan Intellectual Property, the Photogen Intellectual Property and the Newco Intellectual Property to agreed upon specifications and timelines.

2.2 The central management and control of Newco shall be exercised in Bermuda and shall be vested in the Directors and such Persons as they may delegate the exercise of their powers in accordance with the Newco Memorandum of Association and Bye-Laws. The Stockholders shall use their best endeavors to ensure that to the extent required pursuant to the laws of Bermuda, and to ensure the sole residence of Newco in Bermuda, all meetings of the Directors are held in Bermuda or other jurisdictions outside the United States and generally to ensure that Newco is treated as resident for taxation purposes in Bermuda.

2.3 Additional diagnostic imaging agent(s) may be selected from the Elan Intellectual Property or the Photogen Intellectual Property in the Field during the Term or from Newco Intellectual Property and designated as Compound(s) by the unanimous vote of the Management Committee. In such case, the Parties shall negotiate in good faith such amendments as are required to this Agreement, such as amending the provisions regulating non-competition.

                                    CLAUSE 3

                         REPRESENTATIONS AND WARRANTIES

3.1 REPRESENTATIONS AND WARRANTIES OF NEWCO: Newco hereby represents and warrants to each of the Stockholders as follows, as of the date hereof:

         3.1.1 ORGANIZATION: Newco is an exempted company duly organized, validly existing and in good standing under the laws of Bermuda, and has all the requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted.

         3.1.2 CAPITALIZATION: As of the date hereof, the authorized capital stock of Newco consists of 12,000 shares of Common Stock and 12,000 shares of Preferred Stock. Prior to the date hereof, no shares of capital stock of Newco have been issued.

         3.1.3 AUTHORIZATION: The execution, delivery and performance by Newco of this Agreement, including the issuance of the Shares, have been duly authorized by all requisite corporate actions; this Agreement has been duly executed and delivered by Newco and is the valid and binding obligation of Newco, enforceable against it in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors' rights generally, and except as enforcement of rights to indemnity and contribution hereunder may be limited by United States federal or state securities laws or principles of public policy. The Shares, when issued as contemplated hereby, will be validly issued and outstanding, fully paid and non-assessable and not subject to preemptive or any other similar rights of the Stockholders or others.

         3.1.4 NO CONFLICTS: The execution, delivery and performance by Newco of this Agreement, the issuance, sale and delivery of the Shares, and compliance with the provisions hereof by Newco, will not:

                  (i) violate any provision of applicable law, statute, rule or regulation applicable to Newco or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to Newco or any of its properties or assets;

                  (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under its charter or organizational documents or any material contract to which Newco is a party, except where such violation, conflict or breach would not, individually or in the aggregate, have a material adverse effect on Newco; or

                  (iii) result in the creation of, any Encumbrance upon any of the properties or assets of Newco.

         3.1.5 APPROVALS: As of the date hereof, no permit, authorization, consent or approval of or by, or any notification of or filing with, any Person is required in connection with the execution, delivery or performance of this Agreement by Newco. Newco has full authority to conduct its business as contemplated in the Business Plan and the Transaction Documents.

         3.1.6 DISCLOSURE: This Agreement does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein not misleading. Newco is not aware of any material contingency, event or circumstance relating to its business or prospects, which could have a material adverse effect thereon, in order for the disclosure herein relating to Newco not to be misleading in any material respect.

         3.1.7 NO BUSINESS; NO LIABILITIES: Newco has not conducted any business or incurred any liabilities or obligations prior to the date hereof, except solely in connection with its organization and formation.

3.2 REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS: Each of the Stockholders hereby severally represents and warrants to Newco as follows as of the date hereof:

         3.2.1 ORGANIZATION: Such Stockholder is a corporation duly organized and validly existing under the laws of its jurisdiction of organization and has all the requisite corporate power and authority to own and lease its respective properties, to carry on its respective business as presently conducted and as proposed to be conducted and to carry out the transactions contemplated hereby.

         3.2.2 AUTHORITY: Such Stockholder has full legal right, power and authority to enter into this Agreement and to perform its obligations hereunder, which have been duly authorized by all requisite corporate action. This Agreement is the valid and binding obligation of such Stockholder, enforceable against it in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors' rights generally, and except as enforcement of rights to indemnity and contribution hereunder may be limited by United States federal or state securities laws or principles of public policy.

         3.2.3 NO CONFLICTS: The execution, delivery and performance by such Stockholder of this Agreement, purchase of the Shares, and compliance with the provisions hereof by such Stockholder will not:

                  (i) violate any provision of applicable law, statute, rule or regulation known by and applicable to such Stockholder or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to such Stockholder or any of its properties or assets;

                  (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under the charter or organizational documents of such Stockholder or any material contract to which such Stockholder is a party, except where such violation, conflict or breach would not, individually or in the aggregate, have a material adverse effect on such Stockholder; or

                  (iii) result in the creation of, any Encumbrance upon any of the properties or assets of such Stockholder.

         3.2.4 APPROVALS: As of the date hereof, no permit, authorization, consent or approval of or by, or any notification of or filing with, any Person is required in connection with the execution, delivery or performance of this Agreement by such Stockholder.

         3.2.5 INVESTMENT REPRESENTATIONS: Such Stockholder is sophisticated in transactions of this type and capable of evaluating the merits and risks of its investment in Newco. Such Stockholder has not been formed solely for the purpose of making this investment and such Stockholder is acquiring the Common Stock and Preferred Stock for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution of any part thereof. Such Stockholder understands that the Shares have not been registered under the Securities

                  Act or applicable state and foreign securities laws by reason of a specific exemption from the registration provisions of the Securities Act and applicable state and foreign securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Stockholders' representations as expressed herein. Such Stockholder understands that no public market now exists for any of the Shares and that there is no assurance that a public market will ever exist for such Shares.


                                    CLAUSE 4

                            AUTHORIZATION AND CLOSING

4.1 Newco has authorized the issuance to (i) EIS of 2,980 shares of Preferred Stock and (ii) Photogen of 12,000 shares of Common Stock, issuable as provided in Clause 4.3 hereof.

4.2 Photogen and EIS hereby subscribe for the number of Shares set forth in Clause 4.1 and shall pay to Newco in consideration therefor, by wire transfer of immediately available funds (to a bank account established by Newco in connection with Completion) the subscription amounts each as provided in Clause 4.4.1.

4.3 The closing (the "CLOSING") shall take place at the offices of Brock Silverstein LLC at 800 Third Avenue, New York, New York 10022 on the date hereof or such other places if any, as the Parties may agree and shall occur contemporaneously with the closing under the Photogen Securities Purchase Agreement.

4.4 At the Closing, each of the Stockholders shall take or (to the extent within its powers) cause to be taken the following steps at directors and shareholder meetings of Newco, or such other meetings or locations, as appropriate:

         4.4.1 Newco shall issue and sell to EIS, and EIS shall purchase from Newco, upon the terms and subject to the conditions set forth herein, 2,980 shares of Preferred Stock for an aggregate purchase price of $2,985,000. Newco shall issue and sell to Photogen, and Photogen shall purchase from Newco, upon the terms and conditions set forth herein, (i) 12,000 shares of Common Stock for an aggregate purchase price of $12,015,000.

         4.4.2 the Parties shall execute and deliver to each other, as applicable, certificates in respect of the Common Stock and Preferred Stock described above and any other certificates, resolutions or documents which the

                  Parties shall reasonably require;

         4.4.3. the adoption by Newco of Newco=s Memorandum of Association and Bye-Laws;

         4.4.4. the appointment of Kevin Insley, John Smolik and Eric Wachter as Directors of Newco;

         4.4.5. the resignation of all directors and the secretary of Newco holding office prior to the execution of this Agreement and delivery of written confirmation under seal by each Person so resigning that he has no claim or right of action against Newco and that Newco is not in any way obligated or indebted to him; and

         4.4.6.   the transfer to Newco of the share register.

4.5      EXEMPTION FROM REGISTRATION:

         The Shares will be issued under an exemption or exemptions from registration under the Securities Act. Accordingly, the certificates evidencing the Shares shall, upon issuance, contain the following legend:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY SECURITIES LAWS OF A STATE OR OTHER JURISDICTION AND MAY NOT UNDER ANY CIRCUMSTANCES BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF (OTHER THAN TO AN AFFILIATE OF THE ORIGINAL HOLDER OR AS OTHERWISE PERMITTED IN THE AGREEMENT PURSUANT TO WHICH THEY WERE ISSUED) EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS, OR (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE SECURITIES ACT (OR ANY SIMILAR RULE UNDER THE SECURITIES ACT RELATING TO THE DISPOSITION OF SECURITIES) TOGETHER WITH AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS.

4.6. Newco shall use reasonable efforts to file any documents that require filing with the Registrar of Companies in Bermuda within the prescribed time limits. EIS and Photogen shall provide all reasonable co-operation to Newco in relation to the matters set forth in this Clause 4.6.

4.7. In the event that EIS exercises the Exchange Right prior to the third anniversary of the Closing Date as set forth in Section 5 of the Certificate of Designations, and Photogen is required to transfer to EIS any shares of Common Stock, Newco shall, immediately upon such exercise, take all necessary steps to ensure that each share to be transferred by Photogen to EIS upon exercise of the Exchange Right is duly and validly issued and that EIS has full legal right, title and interest in and to such shares of Preferred Stock thereby exchanged. The Parties acknowledge that such Shares have been pledged to EIS pursuant to the Photogen Securities Purchase Agreement and that EIS has physical possession of such Shares; upon such exercise, EIS shall be entitled to keep and retain such shares, which shall be owned by EIS as provided above. In connection with the foregoing, Newco and the Participants shall take all necessary or appropriate steps to ensure such ownership by EIS.

                                    CLAUSE 5

                    DIRECTORS; MANAGEMENT AND R&D COMMITTEES

5.1.     DIRECTORS:

         5.1.1 Prior to the exercise of the Exchange Right, the Board shall be composed of three Directors.

                  Photogen shall have the right to nominate two directors of Newco, ("PHOTOGEN DIRECTORS") and EIS shall have the right to nominate one Director of Newco ("EIS DIRECTOR") which Director, [****]. To the extent required by applicable Bermuda law, in the event that the EIS Director is not a resident of Bermuda, at least one Photogen Director shall be a resident of Bermuda

                  [****]

                  [****]

         5.1.2 If EIS removes the EIS Director, or Photogen removes any of the Photogen Directors, EIS or Photogen, as the case may be, shall indemnify the other Stockholder against any claim by such removed Director arising from such removal.

         5.1.3 The Directors shall meet not less than three times in each Financial Year and all Board meetings shall be held in Bermuda to the extent required pursuant to the laws of Bermuda or to ensure the sole residence of Newco in Bermuda provided that Directors may attend such meetings telephonically.

----------------

[****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

         5.1.4 At any such meeting, the presence of the EIS Director and at least one of the Photogen Directors shall be required to constitute a quorum and, subject to Clause 18 hereof, the affirmative vote of a majority of the Directors present at a meeting at which such a quorum is present shall constitute an action of the Directors. In the event of any meeting being inquorate, the meeting shall be adjourned for a period of seven days. A notice shall be sent to the EIS Director and the Photogen Directors specifying the date, time and place where such adjourned meeting is to be held and reconvened.

         5.1.5    [****]

                  (i)      [****]

                  (ii)     [****]

                  (in each case the "CHAIRMAN STATUS BOARD MEETING")

                  [****]

                  If the chairman is unable to attend any meeting of the Board held prior to the Chairman Status Board Meeting, the Photogen Directors shall be entitled to appoint another Photogen Director to act as chairman in his place at the meeting.

                  If the chairman of Newco is unable to attend any meeting of the Board held after the Chairman Status Board Meeting, the Directors shall be entitled to appoint another Director to act as chairman of Newco in his place at the meeting.

         5.1.6 In case of an equality of votes at a meeting of the Board, the chairman of Newco shall not be entitled to a second or casting vote. In the event of continued deadlock, the Board shall resolve the deadlock pursuant to the provisions set forth in Clause 19.

----------------

[****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

5.2      MANAGEMENT AND R&D COMMITTEES:

         5.2.1 The Board shall appoint a management committee (the "MANAGEMENT COMMITTEE") to consist of four members, two of whom shall be nominated by Elan and two of whom shall be nominated by Photogen, and each of whom shall be entitled to one vote, whether or not present at any Management Committee meeting. Decisions of the Management Committee shall require the approval of all four members of the Management Committee.

                  Elan and Photogen shall be entitled to remove any of their nominees to the Management Committee and appoint a replacement in place of any nominees so removed. The number of members of the Management Committee may be altered if agreed to by a majority of the Directors and of the shareholders of Newco; provided that, each of Elan and Photogen shall be entitled to appoint an equal number of members to the Management Committee. The Management Committee shall be responsible for, INTER ALIA, devising, implementing and reviewing strategy for the Project.

         5.2.2 The Management Committee shall appoint a research and development committee (the "R&D COMMITTEE"), which shall be comprised of four members, two of whom shall be nominated by Elan and two of whom shall be nominated by Photogen, and each of whom shall have one vote, whether or not present at an R&D Committee meeting during which research and development issues are discussed. Decisions of the R&D Committee shall require approval of all four members of the R&D Committee.

                  Elan and Photogen shall be entitled to remove any of their nominees to the R&D Committee and appoint a replacement in place of any nominees so removed. The number of members of the R&D Committee may be altered if agreed to by a majority of the directors and shareholders of Newco provided that each of Elan and Photogen shall be entitled to appoint an equal number of members to the R&D Committee.

         5.2.3    The R&D Committee shall be responsible for:-

                  (i) designing that portion of the Business Plan that relates to the Project for consideration by the Management Committee;

                  (ii) establishing a joint Project team consisting of an equal number of team members from Elan and Photogen, including one Project leader from each of Elan and Photogen; and

                  (iii) implementing such portion of the Business Plan that relates to the Project, as approved by the Management Committee.

         5.2.4 In the event of any dispute amongst the R&D Committee, the R&D Committee shall refer such dispute to the Management Committee whose decision on the dispute shall be binding on the R&D Committee.

                  If the Management Committee cannot resolve the matter, the dispute will be referred to a designated senior officer of each of Elan and Photogen, and thereafter, in the event of continued deadlock, pursuant to the deadlock provisions to be set forth in Clause 19, involving inter alia, the referral of the dispute to an expert, whose decision, however, will ultimately be non-binding on the Participants. This process shall also apply to any dispute within the Management Committee.

                  Any ultimate deadlock within the Management Committee or the Board (subject to applicable laws and the bye-laws of Newco) will be settled by binding arbitration pursuant to Clause 24.

         5.2.5 Elan and Photogen shall permit Newco or its duly authorized representative on reasonable notice and at any reasonable time during normal business hours to have access to inspect and audit the accounts and records of Elan or Photogen and any other book, record, voucher, receipt or invoice relating to the calculation or the cost of the R&D Program and to the accuracy of the reports which accompanied them. Any such inspection of Elan's or Photogen's records, as the case may be, shall be at the expense of Newco, except that if such inspection reveals an overpayment in the amount paid to Elan or Photogen, as the case may be, for the R&D Program hereunder in any Financial Year of [****]% or more of the amount due to Elan or Photogen, as the case may be, then the expense of such inspection shall be borne [****] by Elan or Photogen, as the case may be, instead of by Newco. Any surplus over the sum properly payable by Newco to Elan or Photogen, as the case may be, shall be paid promptly by Elan or Photogen, as the case may be, to Newco. If such inspection reveals a deficit in the amount of the sum properly payable to Elan or Photogen, as the case may be, by Newco, Newco shall pay the deficit to Elan or Photogen, as the case may be.

----------------

[****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER

         THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    CLAUSE 6

                          THE BUSINESS PLAN AND REVIEWS

6.1 The Directors shall meet together as soon as reasonably practicable after the Closing Date hereof and shall agree upon and approve the Business Plan for the current Financial Year within 60 days of the Closing Date.

6.2 The Business Plan shall be reviewed and agreed by the unanimous approval of the EIS Director and of Photogen Directors on a quarterly basis.

6.3. Neither Participant shall be obliged to provide funding to Newco in the absence of quarterly approval of the Business Plan and a determination by each Participant, in its sole discretion, that Subsequent Funding (as such term is defined in the Funding Agreement) shall be provided for the development of the Products.

                                    CLAUSE 7

                          RESEARCH AND DEVELOPMENT WORK

7.1 Subject to the provisions of Clause 6.3, Elan and Photogen, at Newco's request, may undertake research and development work related to the development and commercialization of the Products, at the request of Newco and as articulated in the Business Plan, in furtherance of the development and commercialisation of the Products and cultivation of patent rights and know-how related to the Elan Intellectual Property, Photogen Intellectual Property and Newco Intellectual Property.

7.2 The cost of such development work shall be Elan's and Photogen's, as the case may be, [****] costs in respect thereof, [****] of such costs. Research and development work that is sub-contracted by Elan or Photogen to third party providers shall be charged by Elan or Photogen to Newco at the amount invoiced by the relevant third party provider.

7.3      [****]

----------------

[****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    CLAUSE 8

                                COMMERCIALIZATION

8.1 Newco shall diligently pursue the research, development, prosecution and commercialization of the Products, as provided in the Business Plan.

8.2      [****]

         [****]

         If Newco has not entered into an agreement with a third party within the 6 month period described above, the Elan/Newco Option shall be deemed to have re-commenced upon the same terms as set forth herein.

                                    CLAUSE 9

                        SUBLICENSE AND ASSIGNMENT RIGHTS

9.1 Newco shall not be permitted to assign, license or sublicense any of its rights in respect of the Newco Intellectual Property without the prior written consent of Elan and Photogen, as the case may be, which consent will not be unreasonably withheld or delayed; PROVIDED THAT Elan shall in all cases, in its sole discretion, be entitled to withhold its consent in the case of a proposed sublicense to any Technological Competitor to Elan.

9.3 The Parties acknowledge and agree to be bound by the provisions of Clause 2.5 of the Elan License Agreement and the provisions of Clause
         2.7 of the Photogen License Agreement which set forth the agreement between the Parties thereto in relation to sub-licensing of the Elan Intellectual Property and the Photogen Intellectual Property respectively.

----------------

[****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    CLAUSE 10

                OWNERSHIP OF INTELLECTUAL PROPERTY RIGHTS /[****]

10.1 The Parties acknowledge and agree to be bound by the provisions of Clause 3.1 of the Elan License Agreement and Clause 3.1 of the Photogen License Agreement which set forth the agreement between the parties thereto in relation to the ownership of the Elan Intellectual Property, the Photogen Intellectual Property and the Newco Intellectual property respectively.

10.2 The Parties acknowledge and agree to be bound by the provisions the provisions of Clause 4 of the Elan License Agreement and the provisions of Clause 4 of the Photogen License Agreement which set forth the agreement between the parties thereto in relation to the [****] obligations of Elan and Photogen, respectively.

                                    CLAUSE 11

                          INTELLECTUAL PROPERTY RIGHTS

11.1 Subject to Clause 11.8 herein, Elan has the sole and exclusive right, at its sole discretion and at its cost and expense, to prepare, file, prosecute, enforce, maintain, and protect against infringement or unauthorized use of all such Elan Patent Rights, and any other Elan Intellectual Property.

11.2 Subject to Clause 11.8 herein, Photogen, at its cost and expense, shall prepare, file, prosecute, enforce, maintain, and protect against infringement or unauthorized use of all such Photogen Patent Rights, and any other Photogen Intellectual Property.

11.3 Title and all other ownership rights to the GynNyc Intellectual Property, including the Patent Rights, shall be governed by the General Nycomed Agreement

11.4 Newco, at its cost and expense, shall prepare, file, prosecute and maintain and protect against infringement of all patents and patent applications relating to Newco Intellectual Property. Newco shall timely appraise both Photogen and Elan in writing of any such activity prior to occurrence of the same.

----------------

[****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

11.5 In the event that a Party informs the other Parties that it does not intend to file patent applications on patentable inventions and discoveries within the Photogen or Elan Intellectual Property as the case may be, in the Field in one or more countries in the Territory or fails to file such an application within a reasonable period of time, Newco shall have the option at its expense to file and prosecute such patent application(s) in the joint names of Newco and the Party not intending or failing to so file. Upon written request from Newco, such Party shall execute all documents, forms and declarations and to do all things as shall be reasonably necessary to enable Newco to exercise such option.

11.6 In the event that Newco informs both Elan and Photogen that it does not intend to file an application on the Newco Intellectual Property in or outside the Field, Elan shall have the right to file and prosecute such inventions that Elan invents solely and Photogen shall have the right to file and prosecute such patent applications on inventions which Photogen invents solely and Elan and Photogen agree to negotiate in good faith on the course of action to be taken with respect to Newco Intellectual Property that both Elan and Photogen invent.

11.7 The Parties shall promptly inform each other in writing of any alleged infringement of any patents within the Elan Patents, the Photogen Patents or the Newco Patents or the GenNyc Intellectual Property or any alleged misappropriation of trade secrets within the Elan Intellectual Property, the Photogen Intellectual Property by a third party of which it becomes aware and provide the others with any available evidence of such infringement or misappropriation.

11.8 Newco shall have the right to enforce at its own expense and for its own benefit the Elan Patents and the Photogen Patents or misappropriation of the Elan Intellectual Property and the Photogen Intellectual Property, against any third party infringement or misappropriation, insofar as such infringements or misappropriation relates solely to the Field. In the event that Newco takes such action, Newco shall do so at its own cost and expense. At Newco's request, the Parties shall cooperate with such action. Any recovery remaining after the deduction by Newco of the reasonable expenses (including attorney's fees and expenses) incurred in relation to such infringement proceeding shall belong to Newco. Should Newco decide not to pursue such infringers, within a reasonable period but in any event within sixty
         (60) days after receiving written notice of such alleged infringement or misappropriation either Party may in its discretion initiate such proceedings in its own name, at its expense and for its own benefit, and at such Party's request, Newco shall cooperate with such action.

         Alternatively, the Parties may agree to institute such proceedings in their joint names and shall reach agreement as to the proportion in which they shall share the proceeds of any such proceedings, and the expense of any costs not recovered, or the costs or damages payable to the third party. If the infringement of the Elan Patents or the Photogen Patents affects both the Field as well as other products being developed or commercialized by Photogen or Elan or its commercial partners outside the Field, Photogen or Elan shall endeavor to agree as to the manner in which the proceedings should be instituted and as to the proportion in which they shall share the proceeds of any such proceedings, and the expense of any costs not recovered, or the costs or damages payable to the third party.

11.9 Newco shall have the first right but not the obligation to bring suit or otherwise take action against any alleged infringement of the Newco Patents or alleged misappropriation of the Newco Intellectual Property. If any such alleged infringement or misappropriation occurs that gives rise to a cause of action both inside and outside the Field, Newco, in consultation with the other Parties, shall determine the cause of action to be taken. In the event that Newco takes such action, Newco shall do so at its own cost and expense and all damages and monetary award recovered in or with respect to such action shall be the property of Newco. Newco shall keep Elan and Photogen informed of any action in a timely manner so as to enable Photogen and Elan to provide input in any such action and Newco shall reasonably take into consideration any such input. At Newco's request, the Parties shall cooperate with any such action at Newco=s cost and expense.

11.10 In the event that Newco does not bring suit or otherwise take action against all infringement of the Newco Patents or misappropriation of the Newco Intellectual Property (i) if only one Party determines to pursue such suit or take such action at its own cost and expense, it shall be entitled to all damages and monetary award recovered in or with respect to such action and (ii) if the other Parties pursue such suit or action outside of Newco, they shall negotiate in good faith an appropriate allocation of costs, expenses and recovery amounts.

         In the event that a claim is or proceedings are brought against Newco by a third party alleging that the sale, distribution or use of a Product in the Territory or use of the Elan Intellectual Property or the Photogen Intellectual Property, as the case may be, infringes the intellectual property rights of such Party, Newco shall promptly advise the other Parties of such threat or suit.

11.11 All actions of Newco required under this Clause 11 shall be determined by the unanimous action of the Management Committee.

                                    CLAUSE 12

    CROSS-LICENSES / EXPLOITATION OF NEWCO INTELLECTUAL OUTSIDE THE FIELD

12.1 Solely for the purpose of and insofar as is necessary, in each case, for Elan to perform its obligations under the Elan License Agreement, Newco shall grant to Elan a [****] worldwide, [****], fully paid-up license for the term of the License Agreements:

         12.1.1   to use the Newco Intellectual Property in the Field, and

         12.1.2 subject to the terms and conditions of the Photogen License Agreement, a [****] to use the Photogen Intellectual Property in the Field, and subject to the terms and conditions of the Photogen License Agreement and the General Nycomed Agreement, the GenNyc Intellectual Property in the Field.

12.2 Solely for the purpose of and insofar as is necessary, in each case, for Photogen to perform its obligations to Newco under the Photogen License Agreement, Newco shall grant to Photogen a [****] worldwide, [****], fully paid-up license for the term of the License Agreements:

         12.2.1   to use the Newco Intellectual Property in the Field, and

         12.2.2 subject to the terms and conditions of the Elan License Agreement, a sublicense to use the Elan Intellectual Property in the Field.

12.3 Elan shall be entitled to exploit the Newco Intellectual Property outside the Field subject to the Parties negotiating a license agreement in good faith (including all material provisions thereof, including as to whether the license should be exclusive or non-exclusive), pursuant to which Newco will grant Elan a license under the Newco Intellectual Property outside the Field on a Product by Product basis. The financial terms of the said license agreement shall have regard, inter alia, to:

         12.3.1 the amount of monies expended by Newco in developing the Newco Intellectual Property;

----------------

[****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

         12.3.2 the materiality of the Newco Intellectual Property by comparison to the further research and development work to be conducted, and of the Elan Intellectual Property and the Photogen Intellectual Property; and

         12.3.3 the financial return likely to be earned by Elan from the proposed exploitation outside the Field; and

         12.3.4 the impact of the proposed exploitation of the Newco Intellectual Property outside the Field on the exploitation of the Newco Intellectual Property within the Field.

12.4 Photogen shall be entitled to exploit the Newco Intellectual Property outside the Field subject to the Parties negotiating a license agreement in good faith (including all material provisions thereof, including as to whether the license should be exclusive or non-exclusive), pursuant to which Newco will grant Photogen a license under the Newco Intellectual Property outside the Field on a Product by Product basis. The financial terms of the said license agreement shall have regard, inter alia, to:

         12.4.1 the amount of monies expended by Newco in developing the Newco Intellectual Property;

         12.4.2 the materiality of the Newco Intellectual Property by comparison to the further research and development work to be conducted, and of the Elan Intellectual Property and the Photogen Intellectual Property; and

         12.4.3 the financial return likely to be earned by Photogen from the proposed exploitation outside the Field; and

         12.4.4 the impact of the proposed exploitation of the Newco Intellectual Property outside the Field on the exploitation of the Newco Intellectual Property within the Field.

                                    CLAUSE 13

                                   REGULATORY

13.1 Newco shall keep the other Parties promptly and fully advised of Newco's regulatory activities, progress and procedures. Newco shall inform the other Parties of any dealings it shall have with an RHA, and shall furnish the other Parties with copies of all correspondence relating to the Products. The Parties shall collaborate to obtain any required regulatory approval of the RHA to market the Products.

13.2 Newco shall, at its own cost, file, prosecute and maintain any and all Regulatory Applications for the Products in the Territory in accordance with the Business Plan.

13.3 Subject to Clause 13.5, and subject to a determination by Newco that one or more Regulatory Approvals should be held in the name of Newco's commercial partner such as a sub-licensee, any and all Regulatory Approvals obtained hereunder for any Product shall remain the property of Newco, provided that Newco shall allow Elan and Photogen access thereto to enable Elan and Photogen to fulfill their respective obligations and exercise their respective rights under this Agreement. Newco shall maintain such Regulatory Approvals at its own cost.

13.4 It is hereby acknowledged that there are inherent uncertainties involved in the registration of pharmaceutical products with the RHA's insofar as obtaining approval is concerned and such uncertainties form part of the business risk involved in undertaking the form of commercial collaboration as set forth in this Agreement.

13.5 All Regulatory Approvals and the DMF (Drug Master File) relating to the Elan Intellectual Property shall be processed by and be the absolute property of Elan.

                                    CLAUSE 14

                                  MANUFACTURING

Elan shall have the [****] right to manufacture and supply, and/or subcontract the manufacture and supply of the Products.

A supply agreement with Elan shall be subject to negotiation and mutual agreement by the Parties not later than the date of completion of Phase III (as such term is commonly used in connection with FDA applications) of the R&D Plan. The terms of the said supply agreements shall be on [****] terms, and shall be negotiated in good faith by the Parties thereto.

[****]

[****]

                                    CLAUSE 15

                        TECHNICAL SERVICES AND ASSISTANCE

15.1 Whenever commercially and technically feasible, Newco shall contract with Photogen or Elan, as the case may be, to perform such other services as Newco may require, other than those specifically dealt with hereunder or in the License Agreements. In determining which Party should provide such services, the Management Committee shall take into account the respective infrastructure, capabilities and experience of Elan and Photogen. There shall be no obligation upon either of Photogen or Elan to perform such services.

----------------

[****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

15.2 Newco shall, if the Participants so agree, conclude an administrative support agreement with Elan and/or Photogen on such terms as the Parties thereto shall in good faith negotiate. The administrative services shall include one or more of the following administrative services as requested by Newco:

         15.2.1   accounting, financial and other services;

         15.2.2   tax services;

         15.2.3   insurance services;

         15.2.4   human resources services;

         15.2.5   legal and company secretarial services;

         15.2.6   patent and related intellectual property services; and

         15.2.7 all such other services consistent with and of the same type as those services to be provided pursuant to this Agreement, as may be required.

         The foregoing list of services shall not be deemed exhaustive and may be changed from time to time upon written request by Newco.

15.3. The Parties agree that each Party shall effect and maintain comprehensive general liability insurance in respect of all clinical trials and other activities performed by them on behalf of Newco. The Stockholders and Newco shall ensure that the industry standard insurance policies shall be in place for all activities to be carried out by Newco.

15.4 If Elan or Photogen so requires, Photogen or Elan, as the case may be, shall receive, at times and for periods mutually acceptable to the Parties, employees of the other Party (such employees to be acceptable to the receiving Party in the matter of qualification and competence) for instruction in respect of the Elan Intellectual Property or the Photogen Intellectual Property, as the case may be, as necessary to further the Project.

15.5 The employees received by Elan or Photogen, as the case may be, shall be subject to obligations of confidentiality no less stringent than those set out in Clause 22 and such employees shall observe the rules, regulations and systems adopted by the Party receiving the said employees for its own employees or visitors.

                                    CLAUSE 16

                      AUDITORS, BANKERS, REGISTERED OFFICE,
                  ACCOUNTING REFERENCE DATE; SECRETARY; COUNSEL

Unless otherwise agreed by the Stockholders and save as may be provided to the contrary herein:

16.1     the auditors of Newco shall be [****];

16.2 the bankers of Newco shall be [****] or such other bank as may be mutually agreed from time to time;

16.3 the accounting reference date of Newco shall be December 31st in each Financial Year; and

16.4 the secretary of Newco shall be [****] or such other Person as may be appointed by the Directors from time to time.

                                    CLAUSE 17

                              TRANSFERS OF SHARES;
                     RIGHT OF FIRST OFFER; TAG ALONG RIGHTS

GENERAL:

17.1. No Stockholder shall, directly or indirectly, sell or otherwise transfer (each, a "TRANSFER") any Shares held by it except in as expressly permitted by and accordance with the terms of this Agreement. Newco shall not, and shall not permit any transfer agent or registrar for any Shares to, transfer upon the books of Newco any Shares from any Stockholder to any transferee, in any manner, except in accordance with this Agreement, and any purported transfer not in compliance with this Agreement shall be void.

----------------

[****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

         During the R&D Term, no Stockholder shall, directly or indirectly, sell or otherwise Transfer any of its legal and/or beneficial interest in the Shares held by it to any other Person. After completion of the R&D Term, a Stockholder may Transfer Shares provided such Stockholder complies with the provisions of Clauses 17.2 and 17.3.

         Notwithstanding anything contained herein to the contrary, at all times, EIS and/or Photogen shall have the right to Transfer any Shares to their Affiliates provided, however, that such assignment does not result in adverse tax consequences for any other Parties. EIS shall have the right to Transfer any Shares to an Affiliate or special purpose financing or similar entity established by Elan or EIS; provided, that such Affiliates or special purpose financing or similar entity shall agree to be expressly subject to and bound by all the limitations and provisions which are embodied in this Agreement.

17.2 No Stockholder shall, except with the prior written consent of the other Stockholder, create or permit to subsist any Encumbrance over or in, all or any of the Shares held by it (other than by a Transfer of such Shares in accordance with the provisions of this Agreement).

17.3 No Stockholder shall, except with the prior written consent of the other Stockholder, create or permit to subsist any pledge, lien or charge over, or grant any option or other rights in all or any of the Shares held by it (other than by a Transfer of such Shares in accordance with the provisions of this Agreement) made by it to Newco unless any Person in whose favour any such pledge, lien, or charge is created or permitted to subsist or such option or rights are granted or such interest is disposed of shall be expressly subject to and bound by all the limitations and provisions which are embodied in this Agreement.

17.4     RIGHTS OF FIRST OFFER:

         If at any time after the end of the R&D Term a Stockholder shall desire to Transfer any Shares owned by it (a "SELLING STOCKHOLDER"), in any transaction or series of related transactions other than a Transfer to an Affiliate or subsidiary or in the case of EIS to a special purpose financing or similar entity established by EIS, then such Selling Stockholder shall deliver prior written notice of its desire to Transfer (a "NOTICE OF INTENTION") (i) to Newco and (ii) to the Stockholders who are not the Selling Stockholder (and any transferee thereof permitted hereunder, if any), as applicable, setting forth such Selling Stockholder's desire to make such Transfer, the number of Shares proposed to be transferred (the "OFFERED SHARES") and the proposed form of transaction (the "TRANSACTION PROPOSAL"), together with any available documentation relating thereto, if any, and the price at which such Selling Stockholder proposes to Transfer the Offered

         Shares (the "OFFER PRICE"). The "Right of First Offer" provided for in this Clause 17 shall be subject to any "Tag Along Right" benefiting a Stockholder which may be provided for by Clause 17, subject to the exceptions set forth therein.

         Upon receipt of the Notice of Intention, the Stockholders who are not the Selling Stockholder shall have the right to purchase at the Offer Price the Offered Shares, exercisable by the delivery of notice to the Selling Stockholder (the "NOTICE OF EXERCISE"), with a copy to Newco, within 10 business days from the date of receipt of the Notice of Intention. If no such Notice of Exercise has been delivered by the Stockholders who are not the Selling Stockholder within such 10-business day period, or such Notice of Exercise does not relate to all of the Offered Shares covered by the Notice of Intention, then the Selling Stockholder shall be entitled to Transfer all of the Offered Shares to the intended transferee. In the event that all of the Offered Shares are not purchased by the non-selling Stockholders, the Selling Stockholder shall sell the available Offered Shares within 30 days after the delivery of such Notice of Intention on terms no more favorable to a third party than those presented to the non-selling Stockholders. If such sale does not occur, the Offered Shares shall again be subject to the Right of First Offer set forth in Clause 17.4.

         In the event that any of the Stockholders who are not the Selling Stockholder exercise their right to purchase all of the Offered Shares (in accordance with this Clause 17), then the Selling Stockholder shall sell all of the Offered Shares to such Stockholder(s), in the amounts set forth in the Notice of Intention, after not less than 10 business days and not more than 25 business days from the date of the delivery of the Notice of Exercise. In the event that more than one of the Stockholders who are not the Selling Stockholders wish to purchase the Offered Shares, the Offered Shares shall be allocated to such Stockholders on the basis of their pro rata equity interests in Newco.

         The rights and obligations of each of the Stockholders pursuant to the Right of First Offer provided herein shall terminate upon the date that the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act.

         At the closing of the purchase of all of the Offered Shares by the Stockholders who are not the Selling Stockholder (scheduled in accordance with Clause 17), the Selling Stockholder shall deliver certificates evidencing the Offered Shares being sold, duly endorsed, or accompanied by written instruments of transfer in form reasonably satisfactory to the Stockholders who are not the Selling Stockholder, duly executed by the Selling Stockholder, free and clear of any adverse claims, against payment of the purchase price therefor in cash, and such other customary documents as shall be necessary in connection therewith.

17.5     TAG ALONG RIGHTS:
         Subject to Clause 17.4, a Stockholder (the "TRANSFERRING STOCKHOLDER") shall not Transfer (either directly or indirectly), in any one transaction or series of related transactions, to any Person or group of Persons, any Shares, unless the terms and conditions of such Transfer shall include an offer to the other Stockholders (the "REMAINING STOCKHOLDERS"), to sell Shares at the same price and on the same terms and conditions as the Transferring Stockholder has agreed to sell its Shares (the "TAG ALONG RIGHT").

         In the event a Transferring Stockholder proposes to Transfer any Shares in a transaction subject to this Clause 17.5, it shall notify, or cause to be notified, the Remaining Stockholders in writing of each such proposed Transfer. Such notice shall set forth: (i) the name of the transferee and the amount of Shares proposed to be transferred, (ii) the proposed amount and form of consideration and terms and conditions of payment offered by the transferee (the "TRANSFEREE TERMS") and (iii) that the transferee has been informed of the Tag Along Right provided for in this Clause 17, if such right is applicable, and the total number of Shares the transferee has agreed to purchase from the Stockholders in accordance with the terms hereof.

         The Tag Along Right may be exercised by each of the Remaining Stockholders by delivery of a written notice to the Transferring Stockholder (the "CO-SALE NOTICE") within 10 business days following receipt of the notice specified in the preceding subsection. The Co-sale Notice shall state the number of Shares owned by such Remaining Stockholder which the Remaining Stockholder wishes to include in such Transfer; provided, however, that without the written consent of the Transferring Stockholder, the amount of such securities belonging to the Remaining Stockholder included in such Transfer may not be greater than such Remaining Stockholder's percentage beneficial ownership of Fully Diluted Common Stock multiplied by the total number of shares of Common Stock to be sold by both the Transferring Stockholder and all Remaining Stockholders. Upon receipt of a Co-sale Notice, the Transferring Stockholder shall be obligated to transfer at least the entire number of Shares set forth in the Co-sale Notice to the transferee on the Transferee Terms; provided, however, that the Transferring Stockholder shall not consummate the purchase and sale of any Shares hereunder if the transferee does not purchase all such Shares specified in all Co-sale Notices. If no Co-sale Notice has been delivered to the Transferring Stockholder prior to the expiration of the 10 business day period referred to above and if the provisions of this Section have been complied with in all respects, the Transferring Stockholder shall have the right for a 30 day calendar day period to Transfer Shares to the transferee on the Transferee Terms without further notice to any other party, but after such 30-day period, no such Transfer may be made without again giving notice to the Remaining Stockholders of the proposed Transfer and complying with the requirements of this Clause 17.

         At the closing of any Transfer of Shares subject to this Clause 17, the Transferring Stockholder, and the Remaining Stockholder, in the event such Tag Along Right is exercised, shall deliver certificates evidencing such securities as have been Transferred by each, duly endorsed, or accompanied by written instruments of transfer in form reasonably satisfactory to the transferee, free and clear of any adverse claim, against payment of the purchase price therefor.

         Notwithstanding the foregoing, this Clause 17 shall not apply to any sale of Common Stock pursuant to an effective registration statement under the Securities Act in a bona fide public offering.

                                   CLAUSE 18

                    MATTERS REQUIRING PARTICIPANTS' APPROVAL

18.1 In consideration of Photogen and Elan agreeing to enter into the License Agreements, the Parties hereby agree that Newco shall not without the prior approval of the EIS Director and all of the Photogen
         Directors:

         18.1.1. make a material Newco determination outside the ordinary course of business, including, among other things, acquisitions or dispositions of intellectual property and licenses or sublicenses, changes in the Business or the Newco budget; entry into joint ventures and similar arrangements as they relate to the Licensed Technologies and changes to the Business Plan as they relate to the Licensed Technologies;

         18.1.2. issue any unissued Shares or unissued Common Stock Equivalents, or create or issue any new shares (including a split of the Shares) or Common Stock Equivalents, except as expressly permitted by the Newco Memorandum of Association and Bye-Laws (it being agreed that Newco shall not issue additional shares of authorized but unissued shares of Preferred Stock without the prior approval of the EIS Director and all of the Photogen Directors except to the extent provided for in the Transaction Documents);

         18.1.3. alter any rights attaching to any class of share in the capital of Newco or alter the Newco Memorandum of Association and Bye-Laws;

         18.1.4. consolidate, sub-divide or convert any of Newco's share capital or in any way alter the rights attaching thereto;

         18.1.5.    dispose of all or substantially all of the assets of Newco;

         18.1.6. do or permit or suffer to be done any act or thing whereby Newco may be wound up (whether voluntarily or compulsorily), save as otherwise expressly provided for in this Agreement;

         18.1.7. enter into any contract or transaction except in the ordinary and proper course of the Business on arm's length terms;

         18.1.8. licence or sub-licence any of the Elan Intellectual Property, Photogen Intellectual Property, Newco Intellectual Property;

         18.1.9. amend or vary the terms of the Photogen License Agreement or the Elan License Agreement;

         18.1.10. permit a person other than Newco to own a regulatory approval relating to the Product(s);

         18.1.11. approve, amend or vary the Business Plan or the Newco budget;

         18.1.12.   alter the number of Directors; and

         18.1.13. whether any shares of Newco shall be registered for public trading with any governmental authority for public trading in any securities market other than pursuant to demand registration under the Registration Rights agreement applicable to Newco.

                                    CLAUSE 19

                                    DISPUTES

19.1 Should any dispute or difference arise between Elan and Photogen, or between Elan or Photogen and Newco, during the period that this Agreement is in force, other than a dispute or difference relating to
         (i) the interpretation of any provision of this Agreement, (ii) the interpretation or application of law, or (iii) the ownership of any intellectual property, then any Party may forthwith give notice to the other Parties that it wishes such dispute or difference to be referred to the chief executive officer of Photogen and the President of EPT.

19.2 In any event of a notice being served in accordance with Clause 19.1, each of the Participants shall within 14 days of the service of such notice prepare and circulate to the chief executive officer of each Participant a memorandum or other form of statement setting out its position on the matter in dispute and its reasons for adopting that position. Each memorandum or statement shall be considered by the chief executive officers of the Participants who shall endeavor to resolve the dispute. If the chief executive officers of the Participants agree upon a resolution or disposition of the matter, they shall each sign a statement which sets out the terms of their agreement. The Participants agree that they shall exercise the voting rights and other powers available to them in relation to Newco to procure that the agreed terms are fully and promptly carried into effect.

19.3 In the event the chief executive officers of the Participants are unable to resolve a dispute or difference when it is referred to them under Clause 19.1 which relates to the interpretation of this Agreement or any other Transaction Document or the compliance of the Parties with their legal obligations thereunder, such dispute or difference shall be referred to arbitration in accordance with Clause 24.8.3 hereof. If the dispute or difference does not relate to the interpretation of this Agreement or any other Transaction Document or the compliance of the Parties with their legal obligations thereunder, the provisions of Clause 24.8.2 shall govern.

                                    CLAUSE 20

                                   TERMINATION

20.1 This Agreement shall govern the operation and existence of Newco until:

         20.1.1   terminated by written agreement of all Parties hereto; or

         20.1.2   otherwise terminated in accordance with this Clause 20.

20.2 For the purpose of this Clause 20, a "RELEVANT EVENT" is committed or suffered by a Participant if:

         20.2.1 it commits a material breach of its obligations under this Agreement or the applicable License and fails to remedy it within 60 days of being specifically required in writing to do so by the other Participant; provided, however, that if the breaching Participant has proposed a course of action to rectify the breach and is acting in good faith to rectify same but has not cured the breach by the 60th day, such period shall be extended by such period as is reasonably necessary to permit the breach to be rectified; or

         20.2.2 a distress, execution, sequestration or other process is levied or enforced upon or sued out against substantially all of its assets which is not discharged or challenged within 30 days; or

         20.2.3 it is unable to pay its debts in the normal course of business; or
         20.2.4 it ceases wholly or substantially to carry on its business, otherwise than for the purpose of a reconstruction or amalgamation, without the prior written consent of the other Participant (such consent not to be unreasonably withheld); or

         20.2.5 the appointment of a liquidator, receiver, administrator, examiner, trustee or similar officer of such Participant or over all or substantially all of its assets under the law of any applicable jurisdiction, including without limitation, the United States of America, Bermuda or Ireland; or

         20.2.6 an application or petition for bankruptcy, corporate re-organization, composition, administration, examination, arrangement or any other procedure similar to any of the foregoing under the law of any applicable jurisdiction, including without limitation, the United States of America, Bermuda or Ireland, is filed, and is not discharged within 60 days, or a Participant applies for or consents to the appointment of a receiver, administrator, examiner or similar officer of it or of all or a material part of its assets, rights or revenues or the assets and/or the business of a Participant are for any reason seized, confiscated or condemned.

20.4 If either Participant commits or suffers a Relevant Event, the other Participant shall be entitled, within three months of the occurrence of the Relevant Event, to require the defaulting Participant (the "RECIPIENT PARTICIPANT") to sell on reasonable terms of payment to the non-defaulting Participant (the "PROPOSING PARTICIPANT") all (but not some only) of the Shares, held or beneficially owned by the Recipient Participant for an amount equal to [****]% of the fair market value of the Shares of the Recipient Participant (the "BUYOUT OPTION").

20.5 The Proposing Participant shall notify the Recipient Participant of the exercise of the Buyout Option, no later than 30 business days prior to the proposed exercise thereof, by delivering written notice to the Recipient Participant stating that the Buyout Option is exercised and the price at which the Proposing Participant is willing to purchase the Shares of the Recipient Participant.

----------------

[****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

20.6 In the event that the Participants do not agree upon a purchase price for the Shares within five Business Days following the receipt by the Recipient Participant of written notice from the Proposing Participant pursuant to Clause 20.5 above, the Proposing Participant may contact the American Arbitration Association ("AAA"), sitting in New York City and request that an independent US-based arbitrator who is expert in valuation and the pharmaceutical/biotechnology industry be appointed within 10 Business Days. The AAA shall endeavor to select an arbitrator who is technically knowledgeable in the pharmaceutical/biotechnology industry (and who directly and through his affiliates, has no business relationship with, or shareholding in, either the Proposing Participant or the Recipient Participant). Promptly upon being notified of the arbitrator's appointment, the Proposing Participant and the Recipient Participant shall submit to the arbitrator details of their assessment of the fair market value for the Shares of the Recipient Participant together with such information as they think necessary to validate their assessment. The arbitrator shall notify the Recipient Participant of [****]% of the fair market value assessed by the Proposing Participant (the "PROPOSING PARTICIPANT PRICE") and shall notify the Proposing Participant of [****]% of the fair market value assessed by the Recipient Participant (the "RECIPIENT PARTICIPANT PRICE"). The Proposing Participant and the Recipient Participant shall then be entitled to make further submissions to the arbitrator within five Business Days explaining why the Recipient Participant Price or the Proposing Participant Price, as the case may be, is unjustified. The arbitrator shall thereafter meet with the Proposing Participant and the Recipient Participant and shall thereafter choose either the Recipient Participant Price or the Proposing Participant Price (but not any other price) as the purchase price for the Shares (the "PURCHASE PRICE") on the basis of which price the expert determines to be closer to [****]% of the fair market value for the Shares of the Recipient Participant. The arbitrator shall use his best efforts to determine the Purchase Price within 30 Business Days of his appointment. The Proposing Participant and the Recipient Participant shall bear the costs of the arbitrator equally provided that the arbitrator may, in his discretion, allocate all or a portion of such costs to one Party. Any decision of the arbitrator shall be final and binding.

20.7 The Proposing Participant shall purchase the Shares of the Recipient Participant by delivery of the Purchase Price in cash no later than the 15th Business Day following determination of the Purchase Price by the expert.

----------------

[****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

20.8 The Shares of the Recipient Participant so transferred shall be sold by the transferor as beneficial owner with effect from the date of such transfer free from any lien, charge or encumbrance with all rights and restrictions attaching thereto. If the Proposing Participant elects to purchase the Shares of the Recipient Participant, the Shares of the Recipient Participant shall be sold by the Recipient Participant as beneficial owner for a price equal to [****]% of the Purchase Price with effect from the date specified by the Proposing Participant in its notice of election free from any lien, charge or encumbrance together with all rights attaching thereto.

20.9 If the Proposing Participant exercises the Buyout Option, both parties will negotiate in good faith to agree to additional reasonable provisions and/or amendments to the License Agreements to protect the intellectual property rights of the Recipient Party.

20.10 If either Participant commits a Relevant Event, the other Stockholder shall have in addition to all other legal and equitable rights and remedies hereunder, the right to terminate this Agreement upon 30 days' written notice.

20.11 In the event of a termination of the Elan License Agreement and/or the Photogen License Agreement, both parties will negotiate in good faith to determine whether this Agreement should be terminated and if so, which provisions should survive termination.

20.12 The provisions of Clauses 1.1, 3, 6, 5.1, 10, 19, 20 and 22 shall survive the termination of this Agreement under this Clause 20.10 or by mutual consent pursuant to Clause 20.1 in accordance with their terms; all other terms and provisions of this Agreement shall cease to have effect and be null and void upon the termination of this Agreement under this Clause 20.10 or by mutual consent pursuant to Clause 20.1.

                                    CLAUSE 21

                                  SHARE RIGHTS

[****]

----------------

[****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    CLAUSE 22

                                 CONFIDENTIALITY

22.1 The Parties and/or Newco acknowledge and agree that it may be necessary, from time to time, to disclose to each other confidential and/or proprietary information, including without limitation, inventions, works of authorship, trade secrets, specifications, designs, data, know-how and other information, relating to the Field, the Products, present or future products, the Newco Intellectual Property, the Elan Intellectual Property or the Photogen Intellectual Property, as the case may be, methods, compounds, research projects, work in process, services, sales suppliers, customers, employees and/or business of the disclosing Party, whether in oral, written, graphic or electronic form (collectively "CONFIDENTIAL INFORMATION").

22.2 Any Confidential Information revealed by a Party to another Party shall be maintained as confidential and shall be used by the receiving Party exclusively for the purposes of fulfilling the receiving Party's rights and obligations under this Agreement, and for no other purpose. Confidential Information shall not include:

         22.2.1   information that is generally available to the public;

         22.2.2   information that is made public by the disclosing Party;

         22.2.3 information that is independently developed by the receiving Party, as evidenced by such Party's records, without the aid, application or use of the disclosing Party's Confidential Information;

         22.2.4 information that is published or otherwise becomes part of the public domain without any disclosure by the receiving Party, or on the part of the receiving Party's directors, officers, agents, representatives or employees;

         22.2.5 information that becomes available to the receiving Party on a non-confidential basis, whether directly or indirectly, from a source other than the disclosing Party, which source did not acquire this information on a confidential basis;

         22.2.6 information which the receiving Party is required to disclose pursuant to:

                  (i) a valid order of a court or other governmental body or any political subdivision thereof or as otherwise required by law, rule or regulation;

                  (ii) other requirement of law; provided, however, that if the receiving Party becomes legally required to disclose any Confidential Information, the receiving Party shall give the disclosing Party prompt notice of such fact so that the disclosing Party may obtain a protective order or confidential treatment or other appropriate remedy concerning any such disclosure. The receiving Party shall fully co-operate with the disclosing Party in connection with the disclosing Party's efforts to obtain any such order or other remedy. If any such order or other remedy does not fully preclude disclosure, the receiving Party shall make such disclosure only to the extent that such disclosure is legally required;

         22.2.7 information which was already in the possession of the receiving Party at the time of receiving such information, as evidenced by its records, provided such information was not previously provided to the receiving party from a source which was under an obligation to keep such information confidential; or

         22.2.8 information that is the subject of a written permission to disclose, without restriction or limitation, by the disclosing Party.

22.3 Each Party agrees to disclose Confidential Information of another Party only to those employees, representatives and agents requiring knowledge thereof in connection with their duties directly related to the fulfilling of the Party's obligations under this Agreement, so long as such persons are under an obligation of confidentiality no less stringent than as set forth herein. Each Party further agrees to inform all such employees, representatives and agents of the terms and provisions of this Agreement and their duties hereunder and to obtain their consent hereto as a condition of receiving Confidential Information. Each Party agrees that it will exercise a reasonable degree of care and protection to preserve the proprietary and confidential nature of the Confidential Information disclosed by a Party. Each Party agrees that it will, upon request of another Party, return all documents and any copies thereof containing Confidential Information belonging to or disclosed by such other Party. Each Party shall promptly notify the other Parties upon discovery of any unauthorized use or disclosure of the other Parties' Confidential Information.

22.4 Notwithstanding the above, each Party may use or disclose Confidential Information disclosed to it by another Party to the extent such use or disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, complying with patent applications, prosecuting or defending litigation, complying with applicable governmental regulations or otherwise submitting information to tax or other governmental authorities, conducting clinical trials, or granting a permitted sub-license or otherwise exercising its rights hereunder; provided, that if a Party is required to make any such disclosure of the other Party's Confidential Information, other than pursuant to a confidentiality agreement, such Party shall inform the third party recipient of the terms and provisions of this Agreement and their duties hereunder and shall obtain their commitment to abide by the provisions of Clause 22 as a condition of releasing to the third party recipient the Confidential Information.

22.5 Any breach of this Clause 22 by any employee, representative or agent of a Party is considered a breach by the Party itself.

22.6 The provisions relating to confidentiality in this Clause 22 shall remain in effect during the Term and for a period of [****] following the termination of this Agreement.

22.7 The Parties agree that the obligations of this Clause 22 are necessary and reasonable in order to protect the Parties= respective businesses, and each Party expressly agrees that monetary damages would be inadequate to compensate a Party for any breach by the other Party of its covenants and agreements set forth herein. Accordingly, the Parties agree and acknowledge that any such violation or threatened violation will cause irreparable injury to a Party and that, in addition to any other remedies that may be available, in law or in equity or otherwise, any Party shall be entitled to obtain injunctive relief against the threatened breach of the provisions of this Clause 22, or a continuation of any such breach by the other Party, specific performance and other equitable relief to redress such breach together with its damages and reasonable counsel fees and expenses to enforce its rights hereunder, without the necessity of proving actual or express damages.

                                    CLAUSE 23

                                      COSTS

22.1 Each Stockholder shall bear its own legal and other costs incurred in relation to preparing and concluding this Agreement and the Transaction Documents.

22.2 All other costs, legal fees, registration fees and other expenses relating to the transactions contemplated hereby, including the costs and expenses incurred in relation to the incorporation of Newco, shall be borne by Newco.

----------------

[****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    CLAUSE 24

                                     GENERAL

24.1     GOOD FAITH:

         Each of the Parties hereto undertakes with the others to do all things reasonably within its power that are necessary or desirable to give effect to the spirit and intent of this Agreement.

24.2     FURTHER ASSURANCE:

         At the request of any of the Parties, the other Party or Parties shall (and shall use reasonable efforts to procure that any other necessary parties shall) execute and perform all such documents, acts and things as may reasonably be required subsequent to the signing of this Agreement for assuring to or vesting in the requesting Party the full benefit of the terms hereof.

24.3     NO REPRESENTATION:

         Each of the Parties hereto hereby acknowledges that in entering into this Agreement it has not relied on any representation or warranty except as expressly set forth herein or in any document referred to herein.

24.4     FORCE MAJEURE:

         Neither Party to this Agreement shall be liable for delay in the performance of any of its obligations hereunder if such delay is caused by or results from causes beyond its reasonable control, including without limitation, acts of God, fires, strikes, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances or intervention of any relevant government authority, but any such delay or failure shall be remedied by such Party as soon as practicable.

24.5     RELATIONSHIP OF THE PARTIES:

         Nothing contained in this Agreement is intended or is to be construed to constitute Elan/EIS and Photogen as partners, or Elan/EIS as an employee or agent of Photogen, or Photogen as an employee or agent of Elan/EIS.

         No Party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of another Party or to bind another Party to any contract, agreement or undertaking with any third Party.

24.6     COUNTERPARTS:

         This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute this Agreement.

24.7     NOTICES:

         Any notice to be given under this Agreement shall be sent in writing by registered or recorded delivery post or reputable overnight courier such as Federal Express or telecopied to:

         Elan/EIS at:

         Lincoln House, Lincoln Place, Dublin 2, Ireland
         Attention:        Vice President & General Counsel
         Elan Pharmaceutical Technologies,
         a division of Elan Corporation, plc
         Telephone:        353-1-709-4000
         Fax:              353-1-709-4124

         and

         Elan International Services, Ltd.
         102 St. James Court
         Flatts, Smiths FL04
         Bermuda
         Attention:        President
         Telephone:        441-292-9169
         Fax:              441-292-2224


         Photogen at:
         7327 Oak Ridge
         Knoxville
         TN3793
         USA

         Attention:        Chief Executive Officer
         Telephone:        001 423 769 4011
         Fax:              001 423 769 4013

         with a copy to:

         Grippo & Elden
         Suite 3600
         227 West Monroe
         Chicago
         Illinois 60606
         USA
         Attention:        Theodore W Grippo
         Telephone         001 312 704 7720
         Fax:              001 312 558 1195


         Newco at:

         102 St. James Court
         Flatts, Smiths FL04
         Bermuda
         Attention:        Secretary
         Telephone:        441-292-9169
         Fax:              441-292-2224

         or to such other address(es) as may from time to time be notified by any Party to the others hereunder.

         Any notice sent by mail shall be deemed to have been delivered within three Business Days after dispatch or delivery to the relevant courier and any notice sent by telecopy shall be deemed to have been delivered upon confirmation of receipt. Notices of change of address shall be effective upon receipt. Notices by telecopy shall also be sent by another method permitted hereunder.

24.8     GOVERNING LAW; ARBITRATION

         24.8.1. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         24.8.2. The Parties will attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiation between executives of the Parties. In the event that such negotiations do not result in a mutually acceptable resolution, the Parties agree to consider other dispute resolution mechanisms including mediation.

                  In the event that the Parties fail to agree on a mutually acceptable dispute resolution mechanism within 90 days of written notice of a dispute by one Party to the other Party, any such dispute shall be finally settled by arbitration pursuant to Clause 24.8.3.

         24.8.3 Any dispute under this Agreement (including any ultimate deadlock within the Management Committee or the Board (subject to applicable laws and the Newco Memorandum of Association and Bye-Laws)) which is not settled by mutual consent under Clause 24.8.2 shall be finally settled by binding arbitration, conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. Such arbitrator shall be reasonably satisfactory to each of the Parties; provided, that if the Parties are unable to agree upon the identity of such arbitrator within [****] days of demand by either Party, then either Party shall have the right to petition a presiding justice of the Supreme Court of New York, New York County, to appoint an arbitrator.

                  The arbitration shall be held in New York, New York.

                  The arbitrator shall determine what discovery will be permitted, consistent with the goal of limiting the cost and time which the Parties must expend for discovery; provided the arbitrator shall permit such discovery as he deems necessary to permit an equitable resolution of the dispute.

                  Any written evidence originally in a language other than English shall be submitted in English translation accompanied by the original or a true copy thereof.

                  The costs of the arbitration, including administrative and arbitrator's fees, shall be shared equally by the Parties and each Party shall bear its own costs and attorneys' and witness' fees incurred in connection with the arbitration.

----------------

[****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                  In rendering judgement, the arbitrator shall be instructed by the Parties that he shall be permitted to select solely from between the proposals for resolution of the relevant issue presented by each Party, and not any other proposal.

                  A disputed performance or suspended performances pending the resolution of the arbitration must be completed within 30 days following the final decision of the arbitrators or such other reasonable period as the arbitrator determine in a written opinion.

                  Any arbitration under this Agreement shall be completed within one year from the filing of notice of a request for such arbitration.

                  The arbitration proceedings and the decision shall not be made public without the joint consent of the Parties and each Party shall maintain the confidentiality of such proceedings and decision unless otherwise permitted by the other Party.

                  The Parties agree that the decision shall be the sole, exclusive and binding remedy between them regarding any and all disputes, controversies, claims and counterclaims presented to the arbitrator. Application may be made to any court having jurisdiction over the Party (or its assets) against whom the decision is rendered for a judicial recognition of the decision and an order of enforcement.

24.9     SEVERABILITY:

         If any provision in this Agreement is agreed by the Parties to be, deemed to be or becomes invalid, illegal, void or unenforceable under any law that is applicable hereto, such provision will be deemed amended to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the Parties, it will be deleted, with effect from the date of such agreement or such earlier date as the Parties may agree, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not be impaired or affected in any way.

24.10    AMENDMENTS:

         No amendment, modification or addition hereto shall be effective or binding on any Party unless set forth in writing and executed by a duly authorized representative of all Parties.

24.11    WAIVER:

         No waiver of any right under this Agreement shall be deemed effective unless contained in a written document signed by the Party charged with such waiver, and no waiver of any breach or failure to perform shall be deemed to be a waiver of any future breach or failure to perform or of any other right arising under this Agreement.

24.12    ASSIGNMENT:

         None of the Parties shall be permitted to assign its rights or obligations hereunder without the prior written consent of the other Parties except as follows:

         24.12.1 Elan, EIS and/or Photogen shall have the right to assign their rights and obligations hereunder to their Affiliates provided, however, that such assignment does not result in adverse tax consequences for any other Parties.

         24.12.2 Elan and EIS shall have the right to assign their rights and obligations hereunder to a special purpose financing or similar entity established by Elan or EIS which assignee shall be capable of fulfilling such obligations.

24.13    WHOLE AGREEMENT/NO EFFECT ON OTHER AGREEMENTS:

         This Agreement (including the Schedules attached hereto) and the Transaction Documents set forth all of the agreements and understandings between the Parties with respect to the subject matter hereof, and supersedes and terminates all prior agreements and understandings between the Parties with respect to the subject matter hereof. There are no agreements or understandings with respect to the subject matter hereof, either oral or written, between the Parties other than as set forth in this Agreement and the Transaction Documents.

         In the event of any ambiguity or conflict arising between the terms of this Agreement and those of the Newco Memorandum of Association and Bye-Laws, the terms of this Agreement shall prevail.

         No provision of this Agreement shall be construed so as to negate, modify or affect in any way the provisions of any other agreement between any of the Parties unless specifically referred to, and solely to the extent provided herein. In the event of a conflict between the provisions of this Agreement and the provisions of the License Agreements, the terms of this Agreement shall prevail unless this Agreement specifically provide otherwise.

24.14    SUCCESSORS:

         This Agreement shall be binding upon and inure to the benefit of the Parties hereto, their successors and permitted assigns.

SCHEDULE 1


ELAN LICENSE AGREEMENT

SCHEDULE 2


PHOTOGEN LICENSE AGREEMENT

SCHEDULE 3

TECHNOLOGICAL COMPETITORS OF ELAN

[****]

(including any and all divisions or subsidiaries of such entities and successor entities).

----------------

[****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the day first set forth above.

                                       SIGNED

                                       BY:        /s/ Kevin Insley
                                          --------------------------------
                                       for and on behalf of
                                       ELAN PHARMA INTERNATIONAL LIMITED

in the presence of:
                   ------------------------------


                                       SIGNED

                                       BY:        /s/ Kevin Insley
                                          --------------------------------
                                       for and on behalf of
                                       ELAN INTERNATIONAL SERVICES, LTD.

in the presence of:
                   ------------------------------


                                       SIGNED

                                       BY:        /s/ John Smolik
                                          --------------------------------
                                       for and on behalf of
                                       PHOTOGEN TECHNOLOGIES, INC.
in the presence of:    /s/
                   -----------------------------


                                       SIGNED

                                       BY:        /s/ John Smolik
                                          --------------------------------
                                       for and on behalf of
                                       PHOTOGEN NEWCO LTD.

in the presence of:
                   -----------------------------